EXHIBIT (d)(i)

        FORM OF AMENDED SCHEDULE A TO THE INVESTMENT ADVISORY AGREEMENT.

                                     Form of
                                   Schedule A
                  to the Investment Advisory Agreement between
          American Performance Funds and BOk Investment Advisers, Inc.
                      (formerly Investment Concepts, Inc.)
                               dated May 12, 2001

      Name of Fund                                             Compensation*
      ------------                                             ------------
American Performance U.S.                   Annual rate of forty one-hundredths of one percent
  Treasury Fund                             (0.40%) of American Performance U.S. Treasury Fund's
                                            average daily net assets.

American Performance Cash                   Annual rate of forty one-hundredths of one percent
  Management Fund                           (0.40%) of American Performance Cash Management
                                            Fund's average daily net assets.

American Performance Bond                   Annual rate of fifty-five one-hundredths of one percent
  Fund                                      (0.55%) of American Performance Bond Fund's average
                                            daily net assets.

American Performance                        Annual rate of fifty-five one-hundredths of one percent
  Intermediate Bond Fund                    (0.55%) of American Performance Intermediate Bond
                                            Fund's average daily net assets.

American Performance                        Annual rate of fifty-five one-hundredths of one percent
  Intermediate Tax-Free                     (0.55%) of American Performance Intermediate Tax-Free
  Bond Fund                                 Bond Fund's average daily net assets.

American Performance                        Annual rate of fifty-five one-hundredths of one percent
  Short-Term Income Fund                    (0.55%) of American Performance Short-Term Income Fund's
                                            average daily net assets.

American Performance Equity                 Annual rate of sixty-nine one-hundredths of one percent
  Fund                                      (0.69%) of American Performance Equity Fund's average
                                            daily net assets.

American Performance                        Annual rate of seventy-four one-hundredths of one
  Balanced Fund                             percent (0.74%) of American Performance Balanced Fund's
                                            average daily net assets.

American Performance                        Annual rate of sixty-nine one-hundredths of one
  Growth Equity Fund                        percent (0.69%) of American Performance Growth
                                            Equity Fund's average daily net assets.

                  to the Investment Advisory Agreement between
          American Performance Funds and BOk Investment Advisers, Inc.
                      (formerly Investment Concepts, Inc.)
                               dated May 12, 2001

         Name of Fund                                              Compensation*
         ------------                                              -------------
American Performance                                 Annual rate of sixty-nine one-hundredths of one
  Small Cap Equity Fund                              percent (0.69%) of American Performance
                                                     Small Cap Equity Fund's average daily net assets.

American Performance                                 Annual rate of fifteen one-hundredths of one
  Institutional U.S. Treasury Fund                   percent (0.15%) of American Performance
                                                     Institutional U.S. Treasury Fund's average daily net
                                                     assets.

American Performance                                 Annual rate of fifteen one-hundredths of one
  Institutional Cash Management Fund                 percent (0.15%) of American Performance
                                                     Institutional Cash Management Fund's average daily net
                                                     assets.

American Performance Institutional                   Annual rate of fifteen one-hundredths of one
  Tax-Free Money Market Fund                         percent (0.15%) of American Performance Institutional
                                                     Tax-Free Money Market Fund's average daily net
                                                     assets.

[SEAL]                                               AMERICAN PERFORMANCE FUNDS

                                                     By: __________________________
                                                     Name: ________________________
                                                     Date: ________________________

[SEAL]                                               BOK INVESTMENT ADVISERS, INC.

                                                     By: __________________________
                                                     Name:_________________________
                                                     Date: ________________________

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* All fees are computed daily and paid monthly.